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Exhibit 21.

SUBSIDIARIES OF THE REGISTRANT

Name of Company	Place of Incorporation	Percentage of Voting Securities
Rietschle Thomas UK Limited	United Kingdom	100%
ASF Thomas Industries Holding Deutschland GmbH	Germany	100%
Rietschle Thomas Puchheim GmbH	Germany	100%
Rietschle Thomas Memmingen GmbH	Germany	100%
Rietschle Thomas Wuppertal GmbH	Germany	100%
Rietschle Thomas Wuppertal GmbH & Co. KG	Germany	100%
ASF Thomas Industries Schweiz GmbH	Switzerland	100%
Blue Grass Holdings Inc.	Nevada	100%
Rietschle Thomas New Zealand Ltd.	New Zealand	100%
Rietschle Thomas Australia Pty. Ltd.	Australia	100%
Rietschle Thomas Brasil Ltda.	Brazil	100%
Rietschle Thomas Netherlands B.V.	Netherlands	100%
Rietschle Thomas Asia Pacific Limited	Hong Kong	100%
Rietschle Thomas Italia S.p.A.	Italy	100%
Rietschle Thomas Hanover, Inc.	Maryland	100%
Rietschle Thomas Ireland, Ltd.	Ireland	100%
Rietschle Thomas Japan, Ltd./Yasio Operation	Japan	100%
Rietschle Thomas Korea Co. Ltd.	Korea	100%
Rietschle S.A.	Switzerland	100%
Rietschle Thomas France S.A.S.	France	100%
Rietschle Thomas Sweden AB	Sweden	100%
Rietschle Thomas Denmark A/S	Denmark	100%
Rietschle Thomas GmbH	Austria	100%
Rietschle Thomas Czech Republic, s.r.o.	Czech Republic	100%
Rietschle Thomas Hungaria Kft.	Hungary	100%
Rietschle Thomas Slovakia, s.r.o.	Slovakia	100%
Rietschle Trading AG i.G.	Switzerland	100%
Rietschle Thomas Trading (Shanghai) Co. Ltd.	China	100%
Rietschle UK Ltd.	United Kingdom	100%
TIWR Holding GmbH & Co. K.G.	Germany	100%
TIWR U.K. Limited	United Kingdom	100%
TIWR Verwaltungs GmbH	Germany	100%
T.I. Industries Corporation	Delaware	100%
TI France S.A.S.	France	100%
TI Luxembourg S.A.R.L.	Luxembourg	100%
TI Netherlands Holdings C.V.	Netherlands	100%
Rietschle Thomas Monroe, Inc.	Delaware	100%
Thomas Canadian Holdings Inc.	Delaware	100%
Thomas Imports, Inc.	Nevada	100%
Thomas Industries Asia Pacific, Inc.	Delaware	100%
Thomas Industries Asia Pacific, Ltd.	Hong Kong	100%
Rietschle Australia Pty. Ltd.	Australia	100%
Rietschle Thomas Japan, Ltd./Head Office	Japan	100%
Thomas Industries Export, Inc.	U.S. Virgin Islands	100%
Rietschle Thomas Sheboygan Inc.	Delaware	100%
Thomas-Oberdorfer Pumps, Inc.	Delaware	100%
Tupelo Holdings LLC	Delaware	100%
Welch Vacuum Technology, Inc.	Delaware	100%
Werie (Far East) Co. Ltd.	Hong Kong	100%
Werner Rietschle Verwaltungs GmbH	Germany	100%
Werner Rietschle GmbH & Co. K.G.	Germany	100%
Festuca Holding B.V.	Netherlands	100%
Aldax AB	Sweden	100%
Rietschle Thomas Taiwan Co., Ltd.	Taiwan	100%

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SUBSIDIARIES OF THE REGISTRANT